                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report:  January 22, 1996



                                     NABI
                                ---------------
            (Exact name of registrant as specified in its charter)



       Delaware                       0-4829-03              59-1212264
 -----------------------             -----------         ------------------
 (State of incorporation             (Commission           (IRS Employer
     or organization)                File Number)        Identification No.)


    5800 Park of Commerce Boulevard, N.W., Boca Raton, FL           33487
    -----------------------------------------------------        ----------
          (Address of principal executive offices)               (Zip Code)



      Registrant's telephone number, including area code:   (407) 989-5800
      --------------------------------------------------------------------


                       North American Biologicals, Inc.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
         -------------

     On January 16, 1996, the following press release was issued in connection with NABI's proposed issuance of convertible subordinated notes:

     "North American Biologicals, Inc. (Nasdaq: NBIO) announced today that it intends, subject to market and other conditions, to raise sixty million dollars through the sale of convertible subordinated notes to certain institutional investors and non-US investors and up to [an additional] nine million dollars if an over-allotment option to be granted is exercised in full. The notes will be convertible into NABI Common Stock.

     The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or available exemptions from registrations."


     On January 17, 1996, the Company changed its name from North American Biologicals, Inc. to NABI. Effective Thursday, January 18, 1996, the Company changed the trading symbol for its Common Stock on the Nasdaq National Market from "NBIO" to "NABI."

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NABI


                                       By:  /s/  Alfred J. Fernandez
                                            -------------------------------
                                            Alfred J. Fernandez
                                            Senior Vice President and
                                            Chief Financial Officer

Date:     January 22, 1996

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